Exhibit 10.4

IN THE UNITED STATES BANKRUPTCY COURT

FOR THE DISTRICT OF DELAWARE

In re:	) Chapter 11
)
ALTERRA HEALTHCARE CORPORATION,	) Case No. 03-10254 (MFW)
)
Debtor	)

STIPULATION OF ALTERRA HEALTHCARE CORPORATION
AND U.S. BANK NATIONAL ASSOCIATION
PROVIDING FOR THE DISPOSITION OF CERTAIN PROPERTIES AND FOR
RELIEF FROM THE AUTOMATIC STAY

      Alterra Healthcare Corporation, the debtor and debtor in possession in the above-captioned chapter 11 case ("Alterra" or the "Debtor"), by its attorneys, and U.S. Bank National Association ("U.S. Bank"), by its attorneys, hereby stipulate and agree as follows:

Outstanding Loans1

      WHEREAS, on January 22, 2003 (the "Petition Date"), the Debtor filed a petition for relief under chapter 11 of title 11, United States Code (the "Bankruptcy Code"). Pursuant to sections 1107(a) and 1108 of the Bankruptcy Code, the Debtor is continuing in the management and possession of its properties as a debtor in possession;

      WHEREAS, prior to the Petition Date, on August 19, 1997, U.S. Bank and the Debtor entered into a Revolving Credit Agreement for a revolving loan of up to $5,000,000.00 (the "Credit Agreement");

1   U.S.Bank is also part of two pre-petition lending syndicates involving the Debtor. U.S. Bank and the Debtor agree that this Stipulation does not address, and shall not affect, those transactions in any way.

      WHEREAS, the parties amended the Credit Agreement for the eighth and final time on August 31, 2000, which amendment effected the conversion of all outstanding loans under the Credit Agreement to a revolving credit facility of up to $5,000,000.00 (the "Revolving Loan") and a term loan in the principal amount of $4,885,000.00 (the "Term Loan");

      WHEREAS, on or about August 31, 2000, the Debtor executed a Revolver Note in connection with the Revolving Loan whereby the Debtor promised to pay U.S. Bank, without setoff or counterclaim, the principal amount of $5,000,000.00 plus interest on or before August 31, 2001 (the "Revolver Note");

      WHEREAS, the Debtor has not repaid the Revolving Loan, and since August 31, 2001, has been in default on the Revolver Note;

      WHEREAS, as of the Petition Date, the Debtor was indebted to U.S. Bank in the principal amount of $2,903,038.73 on account of the Revolving Loan, with accrued interest (at the prime rate) due and owing in the amount of $7,197.17 (the "Revolving Loan Obligations");

Letters Of Credit

      WHEREAS, U.S. Bank has issued the following irrevocable standby letters of credit on behalf of the Debtor in connection with certain leases between the Debtor and the beneficiaries of the letters of credit, all of whom are landlords of the Debtor (the "Landlords"): (a) a $1,047,331.00 letter of credit (number SLCW124720) in favor of Health Care Reit, Inc. and related entities; (b) a $2,214,925.82 letter of credit (number SLCWMIL00537) in favor of Nationwide Health Properties, Inc. and related entities; and (c) a $243,229.00 letter of credit (number SLCWMIL00538) in favor of JER/NHP Senior Living Acquisition, LLC and related entities (collectively, the "Letters of Credit");

      2   The Term Loan has since been repaid.

      WHEREAS, although the Landlords have not yet drawn on the Letters of Credit, the Debtor is in default on the applications and reimbursement agreements for the Letters of Credit, and the Debtor is therefore obligated to cash collateralize the same to cover all undrawn amounts thereunder (the "Letter of Credit Obligations" and together with the Revolving Loan Obligations, the "Pre-Petition Obligations");

Collateral Of U.S. Bank

      WHEREAS, to secure repayment of the Revolving Loan and the Letters of Credit, U.S. Bank holds first priority, properly perfected mortgages or deeds of trust on nine vacant real estate parcels located in California, Georgia, Indiana, Michigan, North Carolina, Tennessee and Virginia (collectively, the "Properties");

      WHEREAS, the Credit Agreement, as amended, and the Letter of Credit applications indicate that the Debtor's funds on deposit at U.S. Bank are part of U.S. Bank's collateral;

      WHEREAS, the Debtor currently maintains the following three depository accounts at U.S. Bank, which, as of the Petition Date, contained the balances shown below (collectively, the "Deposit Accounts"):

Account Number	Balance
182836975	$185,041.45
153605660593	$1.94
204780313159	$30,867.05
TOTAL: $215,910.44

      WHEREAS, U.S. Bank asserts that the Deposit Account funds constitute cash collateral of U.S. Bank, and U.S. Bank does not consent to the Debtor's use of its cash collateral;

      WHEREAS, on April 12, 2002, the Debtor and U.S. Bank entered into a deposit account agreement (the "Account Agreement") by which the Debtor granted U.S. Bank, in addition to any other security interest, right of setoff or other collateral, a first priority lien and security interest in, among other accounts, Deposit Account number 182836975 (the "Secured Deposit Account") as security for all overdrafts, chargebacks and other debts or liabilities in connection with the Secured Deposit Account, certain other accounts of Alterra's subsidiaries which are subject to certain Collection Account Agreements (the "Collection Accounts"), and certain other accounts of Alterra's subsidiaries (the "Other Accounts"). U.S. Bank agreed not to exercise its right of setoff in the Secured Deposit Account until, at the earliest, December 31, 2002;

      WHEREAS, the Account Agreement requires the Debtor to maintain certain minimum balances in the Secured Deposit Account;

      WHEREAS, Alterra, after consulting with U.S. Bank, has decided that selling the Properties pursuant to the terms outlined in this Stipulation is the best method of obtaining value for the benefit of Alterra's estate and creditors;

The Stipulation

      WHEREAS, including the Letters of Credit, the Debtor's Pre-Petition Obligations to U.S. Bank exceed $6.4 million;

      WHEREAS, based on appraisals done in late 2002, the Debtor and U.S. Bank believe that the Properties have an aggregate value of not more than $3.9 million, an amount which, together with the Deposit Accounts, U.S. Bank asserts is insufficient to satisfy the Debtor's Pre-Petition Obligations to U.S. Bank;

      WHEREAS, as of the Petition Date, U.S. Bank and the Debtor owed each other mutual debts which arose before the Petition Date. U.S. Bank asserts that it has a right to set-off the pre-petition funds in the Deposit Accounts against the Debtor's Pre-Petition Obligations to U.S. Bank;

      WHEREAS, subsequent to the Petition Date, and pending the filing of a motion for relief from the automatic stay, U.S. Bank placed an administrative freeze on the Deposit Accounts as contemplated by Citizens Bank of Maryland v. Strumpf, 116 S. Ct. 286 (1995). The freeze does not apply to post-Petition Date deposits; and

      WHEREAS, in an effort to (i) avoid the costs and uncertainty of litigation in connection with a motion for relief from the automatic stay and (ii) streamline the global agreement set forth herein, the Debtor has consented to modification of the automatic stay to permit U.S. Bank to set-off the pre-petition funds in the Deposit Accounts against the Debtor's Pre-Petition Obligations to U.S. Bank, and U.S. Bank has agreed to waive its right to require the Debtor to refund a minimum balance in the Secured Deposit Account (in excess of amounts necessary to cover any checks, wire transfers, fees or other items properly payable from the Secured Deposit Account).

      WHEREFORE, the parties hereby stipulate and agree to the following:

      1.     The foregoing recitals are true and correct;

      2.     The Debtor consents to modification of the automatic stay to permit U.S. Bank to set-off all pre-petition funds in the Deposit Accounts against the Debtor's Pre-Petition Obligations to U.S. Bank;

      3.     U.S. Bank is required to continue to allow the Deposit Accounts, Collection Accounts and Other Accounts to remain open and operating, subject to the terms and conditions governing such Accounts, so long as the Debtor operates such Accounts in accordance with its past practices, pays any fees associated with the Deposit Accounts, Collection Accounts and Other Accounts and any activity in such Accounts, and closes or causes the applicable subsidiary to close each of the Deposit Accounts, Collection Accounts and Other Accounts as soon as practicable after (a) the repayment or refinancing of the loan(s) secured by the relevant Deposit Account, Collection Account or Other Account or (b) disposition of properties associated with the relevant Deposit Account, Collection Account or Other Account, and closes any and all of the Other Accounts which are payroll accounts on or before December 31, 2004;

      4.      The Debtor is no longer required to maintain a minimum balance in the Secured Deposit Account or in account number 754064830 (in excess of amounts necessary to cover any checks, wire transfers, fees or other items properly payable from the Secured Deposit Account) and need not refund such a minimum balance after the set-off contemplated hereby;

      5.     The Debtor agrees to schedule sales of the Properties (nine vacant parcels of real estate) pursuant to section 363 of the Bankruptcy Code on terms acceptable to U.S. Bank (the "363 Sales"), as more fully set forth in the Motion of Alterra Healthcare Corporation for an Order: (A) Approving Bidding Procedures With Respect to the Sale of Certain Real Estate, and (B) Approving the Form and Manner of Notice of Sale Process and of Approval Hearing (the "Bid Procedures Motion").

      6.     U.S. Bank agrees that Alterra is entitled to a claim pursuant to section 506(c) of the Bankruptcy Code, payable solely from the proceeds of the 363 Sales, in the actual allowed amount of fees and expenses incurred by Young Conaway Stargatt & Taylor, LLP

      3  The Bid Procedures Motion is being filed concurrently herewith.

("YCST") in connection with the sale of the Properties (the "506(c) Claim"), which amount represents reasonable, necessary and actual legal costs and expenses incurred by Alterra in the course of selling the Properties for the benefit of U.S. Bank. Nothing herein shall prejudice U.S. Bank's right to contest the reasonableness of the fees and expenses sought by YCST in connection with the sale of the Properties (the "YCST Expenses") if U.S. Bank deems the fees and expenses incurred unreasonable under section 506(c) of the Bankruptcy Code.

      7.     The proceeds generated from the sale of the Properties shall be applied first to (i) payment of all outstanding taxes on the Properties (to the extent each particular Property is sold) (the "Taxes"), (ii) payment of any realtor commissions earned with respect to the sale of each particular Property ("the "Realtor Commissions"), (iii) other costs associated with the sale of the Properties (the "Other Costs"), and (iv) the 506(c) Claim. After the deduction of the Taxes, Realtor Commissions, Other Costs, and the 506(c) Claim, as applicable, from the proceeds generated from the sale of the Properties, the remainder of the proceeds (the "Net Proceeds") shall be delivered to U.S. Bank to be applied towards the outstanding Revolving Loan Obligations until satisfied in full. Any remaining Net Proceeds after the satisfaction in full of the Revolving Loan Obligations are hereinafter referred to as the "Excess Proceeds."

      8.     Alterra shall transfer the funds received on account of the 506(c) Claim into a separate account (the "Sale Fee Account") and shall hold such funds in such account until the final adjudication by this Court of all of the YCST Expenses, regardless of whether such adjudication follows the conversion of this case to a case under chapter 7 of the United States Code. To the extent any portion of the YCST Expenses is not paid by the Debtor or otherwise, such unpaid portion shall be paid out of the Sale Fee Account. Any funds remaining in the Sale Fee Account after the payment in full of the YCST Expenses shall be transferred back to an

Alterra operating account. Subject to Paragraph 6 above, U.S. Bank consents to the allowance of the 506(c) Claim (payable solely from the proceeds of the 363 Sales), and the application of the funds derived from the 506(c) Claim, in the manner set forth in this paragraph.

      9.     The Debtor shall be entitled to retain 3.8% of the Excess Proceeds in consideration for its efforts in facilitating the sale of the Properties (hereinafter, the "Debtor Amount").

      10.     The amount of the Excess Proceeds, less any amount retained by the Debtor as the Debtor Amount, will be placed into a cash collateral account at U.S. Bank for as long as the Letters of Credit remain outstanding. If any of the Letters of Credit are drawn upon, the Debtor agrees, and U.S. Bank will be authorized without further notice or order of the Court, to setoff the funds in the cash collateral account against any amounts paid under the Letters of Credit. The Debtor will be allowed to invest the funds in the cash collateral account in governmental securities, but will be required to pay continuing and reasonable Letter of Credit fees and charges as they accrue in accordance with the parties' past practices.

      11.     U.S. Bank shall have an allowed Class 6 General Unsecured Claim (as more fully set forth in the Plan of Reorganization of Alterra Healthcare Corporation, dated March 27, 2003) for any of its claims not satisfied in full by the 363 Sales as contemplated herein and the cash collateral account. This deficiency claim shall include a claim for the Debtor Amount, if applicable, and the 506(c) Claim.

[The remainder of this page intentionally left blank]

      12.     The Debtor agrees to submit this Stipulation to the Bankruptcy Court for approval and the parties agree to use their best efforts in obtaining Bankruptcy Court approval of this compromise.

STIPULATED AND AGREED TO BY:

U.S. BANK NATIONAL ASSOCIATION By: /s/ Frank DiCastri One Of Its Attorneys DATE: June 9, 2003	ALTERRA HEALTHCARE CORPORATION By: /s/ Joseph A. Malfitano One Of Its Attorneys DATE: June 9, 2003

Emory Ireland
Andrew J. Wronski
Frank W. DiCastri
FOLEY & LARDNER
777 East Wisconsin Avenue
Suite 3800
Milwaukee, Wisconsin 53202
(414) 271-2400

and

William P. Bowden
ASHBY & GEDDES
222 Delaware Avenue
17th Floor
P.O. Box 1150
Wilmington, Delaware 19899
(302) 654-1888
Attorneys for U.S. Bank National Association

YOUNG CONAWAY STARGATT & TAYLOR, LLP
Robert S. Brady (No. 2847)
Joseph A. Malfitano (No. 4020)
The Brandywine Building, 17th Floor
1000 West Street
P.O. Box 391
Wilmington, DE 19899-0391
(302) 571-6600

Attorneys for Debtor and Debtor in Possession

IN THE UNITED STATES BANKRUPTCY COURT

FOR THE DISTRICT OF DELAWARE
In re:	) Chapter 11
)
ALTERRA HEALTHCARE CORPORATION,	) Case No. 03-10254 (MFW)
)
Debtor.	) Ref. Docket No. 636

ORDER APPROVING THE DEBTOR'S STIPULATION WITH U.S. BANK
NATIONAL ASSOCIATION AND PROVIDING FOR THE DISPOSITION OF
CERTAIN PROPERTIES AND FOR RELIEF FROM THE AUTOMATIC STAY

      Upon consideration of the motion (the "Motion") of the above-captioned debtor and debtor-in-possession (the "Debtor"), pursuant to section 105(a) of the United States Bankruptcy Code, 11 U.S.C. §§ 101-1330 (the "Bankruptcy Code"), and Rule 9019(a) of the Federal Rules of Bankruptcy Procedure (the "Bankruptcy rules"), for the issuance and entry of an order approving the Stipulation, by and between the Debtor and the U.S. Bank; and due notice of the Motion having been given, and such notice being adequate and sufficient under the Bankruptcy Code and the Bankruptcy Rules, and no other or further notice being necessary or required; and the Stipulation being in the best interests of the Debtor, its creditors and estate; and no objections to the relief requested in the Motion having been filed and/or any filed objections having been consensually resolved, withdrawn or overruled; and after due deliberation and sufficient cause appearing therefore, it is

ORDERED that, pursuant to section 105(a) of the Bankruptcy Code and Bankruptcy Rule 9019(a), the Motion is granted; and it is further

      4   Unless defined herein, all capitalized terms retain the same meaning ascribed to them in the Motion.

           ORDERED that, pursuant to section 105(a) of the Bankruptcy Code and Bankruptcy Rule 9019(a), the Stipulation is approved; and it is further

      ORDERED that, the Debtor and U.S. Bank are authorized to take any and all actions contemplated by the Stipulation without further order or notice; and it is further

      ORDERED that, the automatic stay pursuant to section 362 of the Bankruptcy Code shall be lifted for the sole and limited purpose of allowing U.S. Bank to exercise its right of setoff as set forth more fully in the Stipulation; and it is further

      ORDERED that, this Court shall retain jurisdiction over all affected parties with respect to matters, claims or rights arising from or related to the implementation of this Order or the Stipulation.

Dated: Wilmington, Delaware
June 24, 2003

/s/ Mary F. Walrath
THE HONORABLE MARY F. WALRATH
UNITED STAETS BANKRPUTCY JUDGE